SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2015

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 5   Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 24, 2015, Ronald Verdiere was appointed to the board of directors of Royale Energy, Inc., by the remaining directors.  He serves until the next election of the board at the Company’s annual meeting, at which time he is expected to stand for election to a full term on the board.  He is an independent member of the Company’s board of directors.  Mr. Verdiere has also been appointed a member of the Company’s audit committee.

Mr. Verdiere began his career in banking in 1968.  He was served as an employee and officer of Mercantile Trust & Savings Bank, Quincy, Illinois, for thirty-three years, ending as Senior Vice President.  In 2002, Mr. Verdier retired from Mercantile Trust & Savings Bank and became President of Hannibal National Bank, Hannibal Missouri, where he served until his retirement in 2012.  Based on his qualifications, the board of directors has designated Mr. Verdiere as an audit committee financial expert.

Mr. Verdiere, age 71, replaces Tony Hall, who resigned from the Company’s board of directors on September 10, 2015.  Mr. Hall had served on the Company’s board since 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 24, 2015	/s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer